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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Event Requiring Report: April 17, 2002


                             Auctiondiner.com, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)



          Nevada               000-33331          95  -  4814876
          ------               ---------          --------------
  (State of Incorporation)     (Commission        (IRS Employer
                                File Number)       Identification #)



                 7209 Foothill Blvd., Tujunga, California  91042
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                    (Address of Principal Executive Offices)



                                 (818) 951-5755
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              (Registrant's telephone number, including area code)


                                BidBay.com, Inc.
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         (Former name and former address, if changed since last report.)


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                            ITEM 5.     OTHER EVENTS

In 2001, eBay Inc. ("eBay") brought legal action against BidBay.com, Inc., now known as Auctiondiner.com, Inc., the reporting company filing this Form 8-K and hereinafter referred to as the "Company", alleging eBay had a proprietary right to the use of the word "bay" in a name for any company that promotes an Internet auction site. The action sought, in part, injunctive relief whereby the Company would be required to change its name to eliminate use of the work "bay".

While not agreeing with the position taken by eBay, the board of directors of the Company determined that it was in the best interest of the Company to settle the lawsuit with eBay and to change the name of the Company to Auctiondiner.com, Inc. The name change was approved by the shareholders of the Company on April 16, 2002, and the Company's charter was officially amended to reflect the new name of the Company on April 17, 2002.

The Company owns and hosts an auction site on the world wide web wereby the Internet public can buy and sell goods over the web in an auction format. The Company has over 4,600,000 registered members and hosts over 100,000 auctions at any given time. The new name of the Company highlights that component of the Company's business plan that sells franchises in Auctiondiner Cafes. The Auctiondiner Caf will feature gourmet coffee, submarine sandwiches, juices and related simple menu items. While dining, customers will have Internet access and plasma screens throughout the diner will display live auctions from our auction site. We do not anticipate that the Company will own any such diners in the near future but will franchise the concept and collect franchise fees. The first franchise has been sold and development of the caf site will commence in the near future. The auction site will remain for the foreseeable future, however, the primary business focus of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AUCTIONDINER.COM,  INC.


                                   By:  /s/ George Tannous
Date:     April  24,  2002              _______________________
                                       George Tannous
                                       President